As filed with the Securities and Exchange Commission on September 22, 2025
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Lifecore Biomedical, Inc.
(Exact name of registrant as specified in its charter)

Delaware	94-3025618
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
3515 Lyman Boulevard
Chaska, Minnesota 55318
(952) 368-4300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Tom Salus
Chief Legal and Administration Officer
Lifecore Biomedical, Inc.
3515 Lyman Boulevard
Chaska, Minnesota 55318
(952) 368-4300
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Darren Guttenberg
J. Ross McAloon
Latham & Watkins LLP
650 Town Center Drive, 20th Floor
Costa Mesa, California 92626
(714) 540-1235
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
This registration statement contains two prospectuses:
•A base prospectus covering the offering, issuance and sale by us of up to a maximum aggregate offering price of $150,000,000 of the securities identified therein from time to time in one or more offerings; and
•a resale prospectus covering the offering and sale by the selling securityholders named therein of up to 20,456,637 shares of our common stock.
The base prospectus immediately follows this explanatory note. The material terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The resale prospectus immediately follows the base prospectus. The $150,000,000 of securities that we may offer, issue and sell under the base prospectus is exclusive of the 20,456,637 shares of our common stock that may be offered and sold by the selling securityholders under the resale prospectus.
Additionally, this registration statement on Form S-3 (this “Registration Statement”) is being filed by Lifecore Biomedical, Inc. (the “Company”) pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”), to replace the Company’s registration statements on Form S-1 (File Nos. 333-271176 and 333-282583), initially filed with the Securities and Exchange Commission on April 6, 2023 and October 10, 2024, respectively (the “Prior Registration Statements”). Pursuant to Rule 415(a)(6) under the Securities Act, we are registering on this Registration Statement an aggregate of 19,462,830 shares of common stock (the “Unsold Securities”) previously registered under the Prior Registration Statements, which are included herein on the resale prospectus. In accordance with Rule 415(a)(6), the effectiveness of this Registration Statement will be deemed to terminate the Prior Registration Statements.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to Completion, dated September 22, 2025
PROSPECTUS
$150,000,000
Common Stock
Warrants
We may offer and sell up to $150,000,000 in the aggregate of the securities identified above. This prospectus provides you with a general description of the securities from time to time in one or more offerings.
Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.
We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement to the extent appropriate or required by law. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.
INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 6 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.
Our common stock is listed on the Nasdaq Global Select Market under the symbol “LFCR.” On September 19, 2025, the last reported sale price of our common stock on the Nasdaq Global Select Market was $7.87 per share.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is , 2025

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $150,000,000, as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”
We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference or, in each case, any earlier date specified for such information, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
When we refer to “Lifecore,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Lifecore Biomedical, Inc. and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.
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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and any applicable prospectus supplement contain forward-looking statements, which reflect our current views with respect to, among other things, our operations and financial performance. All statements other than statements of historical facts contained in this prospectus and any applicable prospectus supplement are forward-looking statements, including any statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives and expected market growth. These statements involve known and unknown risks, uncertainties, and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements.
In some cases, you can identify forward-looking statements by terms such as “may,” “should,” “expects,” “might,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “seek,” “would” or “continue,” or the negative of these terms or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Some of the key factors that could cause actual results to differ from our expectations include, but are not limited to, the risks described under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus.
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WHERE YOU CAN FIND MORE INFORMATION;
INCORPORATION BY REFERENCE
Available Information
We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov. Our website address is www.lifecore.com. The information on our website, however, is not, and should not be deemed to be, a part of or incorporated by reference into this prospectus.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of any offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
•Our Annual Report on Form 10-K for the fiscal year ended May 25, 2025, filed with the SEC on August 7, 2025.
•The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended May 25, 2025 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on September 18, 2025.
•Our Current Reports on Form 8-K, filed with the SEC on July 18, 2025 and August 18, 2025.
•The description of our securities registered pursuant to Section 12 of the Exchange Act contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended May 25, 2025 filed with the SEC on August 7, 2025, as updated by any amendment or report filed for the purpose of updating such description, including the section of this prospectus titled “Description of Capital Stock.”
All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.
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You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:
Lifecore Biomedical, Inc.
3515 Lyman Boulevard
Chaska, Minnesota 55318
(952) 368-4300
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.
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THE COMPANY
We are a fully integrated contract development and manufacturing organization that offers highly differentiated clinical and commercial capabilities in the development, cGMP manufacturing and aseptic filling of complex formulations and highly viscous sterile injectable pharmaceutical drug or medical device products in syringes, vials and cartridges, across a wide variety of modalities. We have become a leading U.S. manufacturer of pharmaceutical-grade, non-animal-sourced hyaluronic acid (“HA”) using our proprietary, fermentation-based HA process that we developed in 1981. We manufacture HA in bulk form as well as for use in formulated and filled syringes and vials for our customers’ injectable products used in treating a broad spectrum of medical conditions and procedures, including ophthalmic and orthopedic applications. We have leveraged this expertise in HA fermentation, manufacturing and aseptic formulation and filling to also develop highly viscous non-HA-based sterile injectable products with our customers for multiple applications.
We were incorporated in California on October 31, 1986 and reincorporated as a Delaware corporation on November 6, 2008. Our common stock is listed on The Nasdaq Global Select Market under the symbol “LFCR.” Our principal executive offices are located at 3515 Lyman Boulevard, Chaska, Minnesota 55318 and our telephone number is (952) 368-4300.
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RISK FACTORS
Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Before deciding whether to invest in our securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section entitled “Special Note Regarding Forward-Looking Statements” included in this prospectus, and any comparable section included in any applicable prospectus supplement and in the documents incorporated by reference herein and there.
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USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.
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DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our certificate of incorporation, bylaws and certificate of designations, copies of which are filed as exhibits to the registration statement of which this prospectus is a part and are incorporated by reference herein.
Our authorized capital stock consists of:
•75,000,000 shares of common stock, $0.001 par value; and
•2,000,000 shares of preferred stock, $0.001 par value (of which 120,000 shares are designated as shares of Series A Convertible Preferred Stock).
Common Stock
Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. In any election of directors, a director nominee shall be elected if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election (with abstentions not counted as a vote cast either for or against that nominee’s election) by the stockholders entitled to vote on the election. Any director or our entire board of directors (the “Board”) may be removed, with or without cause, and any vacancies on the Board may be filled by the holders of a majority of the shares then entitled to vote at an election of directors. Amendments to our bylaws may be adopted by the affirmative vote of a majority in voting power of all of the then-outstanding shares of our voting stock entitled to vote. All other matters shall be decided by the affirmative vote of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at a meeting by the holders entitled to vote thereon.
Holders of common stock are entitled to receive proportionately any dividends as may be declared by our Board, subject to any preferential dividend rights of outstanding preferred stock.
In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive proportionately our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.
Preferred Stock
Under the terms of our certificate of incorporation, our Board is authorized to direct us to issue shares of preferred stock in one or more series without stockholder approval. Our Board has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each series of preferred stock. We have designated one series of preferred stock.
The purpose of authorizing our Board to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock.
The preferred stock of each series will rank senior to the common stock in priority of payment of dividends and in the distribution of assets in the event of our liquidation, dissolution or winding up, to the extent of the preferential amounts to which the preferred stock of the respective series will be entitled. Upon issuance, the shares of preferred stock will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full and we may not require them to pay additional funds.
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Series A Convertible Preferred Stock
On January 9, 2023, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the investors named therein. Pursuant to the Purchase Agreement, we issued and sold an aggregate of 38,750 shares of the Series A Convertible Preferred Stock, par value $0.001 per share (the “Convertible Preferred Stock”), to the purchasers for an aggregate purchase price of $38.75 million.
Each share of Convertible Preferred Stock has the powers, designations, preferences and other rights as are set forth in the Certificate of Designations of the Series A Preferred Stock filed with the Delaware Secretary of State on January 9, 2023 (the “Certificate of Designations”).
The Convertible Preferred Stock ranks senior to our common stock with respect to dividends, distributions and payments on liquidation, winding-up and dissolution.
Upon a liquidation, dissolution, winding up or change of control of us, each share of Convertible Preferred Stock will be entitled to receive an amount per share of Convertible Preferred Stock equal to the greater of (i) the purchase price paid by the purchaser at issuance, plus all accrued and unpaid dividends (the “Liquidation Preference”) and (ii) the amount that the holder of Convertible Preferred Stock (each, a “Holder” and collectively, the “Holders”) would have been entitled to receive at such time if the Convertible Preferred Stock had been converted into common stock immediately prior to such liquidation event.
The Holders will be entitled to dividends on the Liquidation Preference at the rate of 7.5% per annum, payable in-kind (“PIK”). The Company may, at its option, pay such dividends in cash from and after the earlier of June 29, 2026, or the termination or waiver of the restriction on cash dividends and/or redemptions that is set forth in the Credit Agreements (as defined in the Certificate of Designations) (such earlier date, the “Applicable Date”). The Holders are also entitled to participate in dividends declared or paid on the common stock on an as-converted basis.
Upon certain bankruptcy events, we are required to pay to each Holder an amount in cash equal to the Liquidation Preference being redeemed. From and after the Applicable Date, each Holder shall have the right to require us to redeem all or any part of such Holder’s Convertible Preferred Stock for an amount equal to the Liquidation Preference.
Each Holder has the right, at its option, to convert its Convertible Preferred Stock, in whole or in part, into fully paid and non-assessable shares of common stock at an initial conversion price equal to $7.00 per share. The conversion price is subject to customary anti-dilution adjustments, including in the event of any stock split, stock dividend, recapitalization or similar events, and is also subject to adjustment in the event of subsequent offerings of common stock or convertible securities by us for less than the conversion price. On October 3, 2024, we completed the sale of an aggregate of 5,928,775 shares of our common stock in a private placement at a purchase price of $4.10 per share, for aggregate gross proceeds of approximately $24.3 million (the “PIPE Offering”). As a result of the PIPE Offering, the conversion price was automatically adjusted to approximately $6.53 per share. Subject to certain exceptions and waiver by each Holder, we will not issue any shares of common stock to any respective Holder to the extent that such issuance of common stock would result in such Holder beneficially owning in excess of 9.99% of the then-outstanding common stock (the “Beneficial Ownership Cap”).
Subject to certain conditions, we may from time to time, at our option, require conversion of all or any portion of the outstanding shares of Convertible Preferred Stock to common stock if, for at least 20 consecutive trading days during the respective measuring period the closing price of the common stock was at least 150% of the initial conversion price, as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction. We may not exercise our right to mandatorily convert outstanding shares of Convertible Preferred Stock unless certain conditions with regard to the shares of common stock to be issued upon such conversion are satisfied.
The Holders are generally entitled to vote with the holders of the shares of common stock on all matters submitted for a vote of holders of shares of common stock (voting together with the holders of shares of common stock as one class) on an as-converted basis, subject to the Beneficial Ownership Cap.
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Additionally, for so long as 30% of the shares of Convertible Preferred Stock issued in the Preferred Stock Private Placement remain outstanding, certain matters will require the approval of the majority of the outstanding Convertible Preferred Stock, voting as a separate class, including (i) amending, altering or repealing any provision of the Certificate of Designations; (ii) amending, altering or repealing any provision of our certificate of incorporation or bylaws, in each case, in a manner that adversely affects the powers, preferences or rights of the Convertible Preferred Stock; (iii) increasing or decreasing the authorized number of shares of Convertible Preferred Stock (except to provide for the issuance of PIK dividends); (iv) creating (including by reclassification), issuing shares of or increasing the authorized number of shares of any additional class or series of our capital stock unless such class or series rank junior to the Convertible Preferred Stock and are issued at fair market value; (v) purchasing or redeeming or paying, declaring or setting aside any fund for, any dividend or distribution on, any common stock or other Junior Stock (as defined in the Certificate of Designations), other than purchases of our equity securities upon the termination of an employee of us or any of our subsidiaries in accordance with the terms of such employee’s employment agreement or any equity incentive or similar plan approved by the Board; or (vi) creating, incurring, granting, entering into, permitting, assuming or allowing, directly or indirectly, (a) any indebtedness by us (or any of our subsidiaries), excluding equity securities and non-convertible preferred stock (but including convertible debt), at any time when, or as a result of which, the principal amount of our total outstanding and available indebtedness exceeds $175,000,000, or (b) any lien, charge or other encumbrance on all or substantially all of our (or any of our subsidiaries’) properties or assets.
Anti-Takeover Effects of Delaware Law and Our Charter and Bylaws
In our certificate of incorporation, we elect not to be subject to Section 203 of the General Corporation Law of the State of Delaware. Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our Board or unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger or consolidation involving us, and the interested stockholder and the sale of more than 10% of our assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.
Our certificate of incorporation provides that any action required or permitted to be taken by our stockholders at an annual meeting or special meeting of stockholders may only be taken if it is properly brought before such meeting and may not be taken by written action in lieu of a meeting. Our bylaws provide that special meetings of the stockholders can be called by the Board, the Chairman of the Board, the president or by one or more stockholders holding shares in the aggregate entitled to cast not less than 10% of the votes at that meeting. In addition, our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of candidates for election to our Board. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our Board or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying certain stockholder actions until the next stockholder meeting.
Series A Convertible Preferred Stock
In connection with a liquidation, dissolution, winding up or change of control of us, Holders of Convertible Preferred Stock would have the right to an amount per share of Convertible Preferred Stock equal to the greater of (i) the Liquidation Preference and (ii) the amount that the Holder would have been entitled to receive at such time if the Convertible Preferred Stock had been converted into Common Stock immediately prior to such liquidation event. The Holders will also be entitled to dividends on the Liquidation Preference at the rate of 7.5% per annum, PIK. The potential need to redeem the Convertible Preferred Stock at a significant premium could result in an anti-takeover effect. In addition, conversion of the Convertible Preferred Stock could dilute the stock ownership or voting rights of persons seeking to obtain control of us and thereby have the effect of making it more difficult to remove directors or
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members of management by diluting the stock ownership or voting rights of persons seeking to effect such a removal.
Additionally, certain matters will require the approval of the majority of the outstanding Convertible Preferred Stock, voting as a separate class. Accordingly, the Convertible Preferred Stock may render more difficult or discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of Common Stock, or the replacement or removal of a member of the Board or management.
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DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of shares of our common stock. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of the material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.
The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:
•the number of shares of common stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;
•the date, if any, on and after which the warrants and the related common stock will be separately transferable;
•the terms of any rights to redeem or call the warrants;
•the date on which the right to exercise the warrants will commence and the date on which the right will expire;
•United States Federal income tax consequences applicable to the warrants; and
•any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.
Holders of equity warrants will not be entitled:
•to vote, consent or receive dividends;
•receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or
•exercise any rights as stockholders of the Company.
Each warrant will entitle its holder to purchase the number of shares of common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase common stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock, if any.
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PLAN OF DISTRIBUTION
We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or through underwriters or dealers, through agents and/or directly to one or more purchasers, or a combination of these methods. The securities may be distributed from time to time in one or more transactions:
•at a fixed price or prices, which may be changed;
•at market prices prevailing at the time of sale;
•at prices related to such prevailing market prices; or
•at negotiated prices.
Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.
Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement, to the extent appropriate.
If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.
Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement, to the extent appropriate. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.
Any common stock will be listed on the Nasdaq Global Select Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with
13

stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
The material terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.
The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.
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LEGAL MATTERS
Latham & Watkins LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Lifecore Biomedical, Inc. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Lifecore Biomedical, Inc. (the Company) as of May 25, 2025 and May 26, 2024 and for each of the two years in the period ended May 25, 2025 and management's assessment of the effectiveness of internal control over financial reporting as of May 25, 2025 incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the reports of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report on the effectiveness of internal control over financial reporting expresses an adverse opinion on the effectiveness of the Company's internal control over financial reporting as of May 25, 2025.
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The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to Completion, dated September 22, 2025
PROSPECTUS
20,456,637 Shares of Common Stock
This prospectus relates to the resale by the selling stockholders named herein or their permitted transferees (the “Selling Stockholders”) of up to 20,456,637 shares (the “Resale Shares”) of our common stock, par value $0.001 per share (the “common stock”), including (i) 6,556,521 issued and outstanding shares of common stock and (ii) 13,900,116 shares of common stock issuable upon the conversion of shares of Series A Convertible Preferred Stock (the “Convertible Preferred Stock”) held by certain of the Selling Stockholders. We are registering the shares for resale pursuant to such stockholders’ registration rights with respect to the Resale Shares. For additional information, see “Prospectus Summary-Private Placements” beginning on page 3 of this prospectus.
Subject to any applicable contractual restrictions, the Selling Stockholders may offer, sell or distribute all or a portion of their shares of our common stock publicly or through private transactions at prevailing market prices or at negotiated prices. For additional information, see “Plan of Distribution” beginning on page 17 of this prospectus. The Selling Stockholders may sell some, all or none of the shares being offered for resale in this offering.
We are not selling any shares of our common stock under this prospectus and will not receive any of the proceeds from the sale of the shares of our common stock owned by the Selling Stockholders. For additional information, see “Use of Proceeds” beginning on page 8 of this prospectus and “Selling Stockholders” beginning on page 9 of this prospectus.
We will bear all costs, expenses and fees in connection with the registration of these shares of our common stock, including with regard to compliance with state securities or “blue sky” laws. The Selling Stockholders will bear all commissions and discounts, if any, attributable to their sale of shares of our common stock. We have agreed to reimburse the Selling Stockholders for up to $105,000 of their expenses in connection with the registration of these shares.
We are a “smaller reporting company” for purposes of federal securities laws and are subject to reduced public company reporting requirements. Accordingly, the information in this prospectus may not be comparable to information provided by companies that are not smaller reporting companies.
Our common stock is listed on the Nasdaq Global Select Market tier of The Nasdaq Stock Market LLC under the symbol “LFCR.” On September 19, 2025, the last reported sale price of our common stock was $7.87.
INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 6 OF THIS PROSPECTUS AND IN ANY PROSPECTUS SUPPLEMENT OR SIMILAR SECTION CONTAINED IN THE DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is , 2025

i

ABOUT THIS PROSPECTUS
Unless otherwise stated or the context otherwise requires, the terms “Lifecore,” the “Company,” “we,” “us” and “our” refer to Lifecore Biomedical, Inc. and its subsidiaries.
You should read this prospectus, the documents incorporated by reference into this prospectus, and any prospectus supplement or free writing prospectus that we may authorize for use in their entirety before making an investment decision. You may read the other reports we file with the Securities and Exchange Commission (the “SEC”) at the SEC’s website at www.sec.gov. See “Incorporation of Information by Reference.” These documents contain important information you should consider when making your investment decision.
You should rely only on the information included or incorporated by reference in this prospectus, and any prospectus supplement or free writing prospectus that we may authorize for use. Neither we nor the Selling Stockholders have authorized anyone to provide you with additional or different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it.
Market data and other statistical information included or incorporated by reference into this prospectus are based on independent industry publications, government publications, reports by market research firms and other published independent sources. Some data is also based on our good faith estimates, which we derive from our review of internal surveys and independent sources. Although we believe these sources are reliable, neither we nor the Selling Stockholders have independently verified the information. Neither we nor the Selling Stockholders guarantee its accuracy or undertake a duty to provide or update such data in the future.
This prospectus and the documents incorporated by reference into this prospectus may include trademarks, service marks and tradenames owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference in this prospectus and the documents incorporated by reference into this prospectus are the property of their respective owners.
Neither we nor the Selling Stockholders are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. No action is being taken in any jurisdiction outside the United States to permit a public offering of our securities or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus applicable to those jurisdictions.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements, which reflect our current views with respect to, among other things, our operations and financial performance. All statements other than statements of historical facts contained in this prospectus are forward-looking statements, including any statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives and expected market growth. These statements involve known and unknown risks, uncertainties, and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements.
In some cases, you can identify forward-looking statements by terms such as “may,” “should,” “expects,” “might,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “seek,” “would” or “continue,” or the negative of these terms or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Some of the key factors that could cause actual results to differ from our expectations include, but are not limited to, the risks described under the heading “Risk Factors” contained in this prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus.

PROSPECTUS SUMMARY
This summary highlights selected information contained in more detail elsewhere in this prospectus and in documents incorporated by reference in this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of the Company, we encourage you to read and consider the more detailed information included or incorporated by reference in this prospectus, including the sections titled “Risk Factors,” “Special Note Regarding Forward-Looking Statements,” and our consolidated financial statements and the accompanying notes thereto incorporated by reference in this prospectus.
Our Business
We are a fully integrated contract development and manufacturing organization that offers highly differentiated clinical and commercial capabilities in the development, cGMP manufacturing and aseptic filling of complex formulations and highly viscous sterile injectable pharmaceutical drug or medical device products in syringes, vials and cartridges, across a wide variety of modalities. We have become a leading U.S. manufacturer of pharmaceutical-grade, non-animal-sourced hyaluronic acid (“HA”) using our proprietary, fermentation-based HA process that we developed in 1981. We manufacture HA in bulk form as well as for use in formulated and filled syringes and vials for our customers’ injectable products used in treating a broad spectrum of medical conditions and procedures, including ophthalmic and orthopedic applications. We have leveraged this expertise in HA fermentation, manufacturing and aseptic formulation and filling to also develop highly viscous non-HA-based sterile injectable products with our customers for multiple applications.
Private Placements
2022 Common Stock Private Placement
On November 25, 2022, we entered into a securities purchase agreement (the “2022 Purchase Agreement”) with certain of the Selling Stockholders, pursuant to which we issued and sold an aggregate of 627,746 shares (the “2022 Shares”) of our common stock at a purchase price of $7.97 per share, generating gross proceeds of approximately $5.0 million (the “2022 Private Placement”). Pursuant to the 2022 Purchase Agreement, we also granted such Selling Stockholders certain registration rights with respect to the 2022 Shares.
2023 Preferred Stock Private Placement
On January 9, 2023 (the “Preferred Issuance Date”), we entered into a securities purchase agreement (the “2023 Purchase Agreement”) with certain of the Selling Stockholders, pursuant to which we issued and sold an aggregate of 38,750 shares of Series A Convertible Preferred Stock, par value $0.001 per share (the “Convertible Preferred Stock”), to certain of the Selling Stockholders for an aggregate purchase price of $38.75 million (the “2023 Private Placement”). The Convertible Preferred Stock has the powers, designations, preferences and other rights as are set forth in the Certificate of Designations of the Series A Preferred Stock filed with the Delaware Secretary of State on the Preferred Issuance Date (the “Certificate of Designations”), including the payment of dividends at a rate of 7.5% per annum, payable in-kind (“PIK”).
In connection with 2023 Private Placement, we also entered into a registration rights agreement with certain of the Selling Stockholders, pursuant to which we granted such Selling Stockholders certain registration rights with respect to the shares of common stock issuable upon conversion of the shares of Convertible Preferred Stock (the “Conversion Shares”).
The conversion of the Convertible Preferred Stock into Conversion Shares is subject to certain limitations, including that the holders of the Convertible Preferred Stock shall not have the right to receive any Conversion Shares to the extent that (i) the issuance thereof would exceed 19.99% of the amount of common stock outstanding as of the Preferred Issuance Date (the “Exchange Cap”), which is the maximum amount of shares that the Company may issue pursuant to the terms of the Certificate of Designations without breaching the Company’s obligations under the rules and regulations of the Nasdaq Stock Market LLC (“Nasdaq”), or (ii) after giving effect to such issuance, such holder would beneficially own in excess of 9.99% of the shares of common stock outstanding immediately after giving effect to such issuance, subject to adjustment or waiver by any respective Selling Stockholder (the “Beneficial Ownership Cap”). In April 2025, we held a special meeting of stockholders at which stockholders approved the removal of the Exchange Cap on the issuance of Common Stock underlying the Convertible Preferred Stock.
2024 Common Stock Private Placement
On October 3, 2024, we entered into a securities purchase agreement (the “2024 Purchase Agreement”) with certain of the Selling Stockholders, pursuant to which we issued and sold an aggregate of 5,928,775 shares (the “2024 Shares”) of our common stock at a purchase price of $4.10 per share, generating gross proceeds of approximately $24.3 million (the “2024 Private Placement”).
Pursuant to the 2024 Purchase Agreement, we also granted such Selling Stockholders certain registration rights, pursuant to which we agreed to file a registration statement covering the resale of the 2024 Shares by such holders and to use our reasonable best efforts to cause each such registration statement to become effective and to remain continuously effective until all 2024 Shares (a) have been disposed of in accordance with such registration statement, (b) have been transferred pursuant to Rule 144 under the Securities Act (“Rule 144”), (c) can be immediately sold under Rule 144 without any restrictions on transfer, or (d) have ceased to be outstanding.
Resale Shares
This prospectus covers the resale by the Selling Stockholders of up to 20,456,637 shares of our common stock, including (i) 627,746 outstanding shares of common stock issued and sold in the 2022 Private Placement, (ii) 13,900,116 Conversion Shares issuable upon the conversion of shares of Convertible Preferred Stock issued and sold in the 2023 Private Placement, and (iii) 5,928,775 outstanding shares of common stock issued and sold in the 2024 Private Placement.
There is no established public trading market for the Convertible Preferred Stock and we do not intend to list the Convertible Preferred Stock on any national securities exchange or nationally recognized trading system.
Corporate Information
We were incorporated in California on October 31, 1986 and reincorporated as a Delaware corporation on November 6, 2008. Our common stock is listed on The Nasdaq Global Select Market under the symbol “LFCR.” Our principal executive offices are located at 3515 Lyman Boulevard, Chaska, Minnesota 55318 and our telephone number is (952) 368-4300.

THE OFFERING

Issuer	Lifecore Biomedical, Inc.

Shares of common stock that may be offered by the Selling Stockholders	Up to 20,456,637 shares of common stock.

Use of proceeds	We will not receive any proceeds from the sale of shares of common stock by the Selling Stockholders.

Market for common stock	Our common stock is listed on Nasdaq under the symbol “LFCR.”

Risk factors	Investing in our common stock involves a high degree of risk. See the section titled “Risk Factors” and the other information included in or incorporated by reference in this prospectus for a discussion of factors you should consider carefully before deciding to invest in shares of our common stock.

RISK FACTORS
Investing in our securities involves risks. Before making an investment decision, in addition to the risk factors included below, you should carefully consider the risks described under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended May 25, 2025, which is incorporated herein by reference, as well as other risk factors described under the caption “Risk Factors” included or incorporated by reference in the prospectus, including our other filings with the SEC, before making an investment decision. Any of the risks described below and that we describe in the information incorporated herein by reference could cause our business, financial condition or operating results to suffer. The market price of our common stock could decline if one or more of these risks and uncertainties develop into actual events. You could lose all or part of your investment. Additional risks and uncertainties not currently known to us, or that we currently deem to be immaterial, may also materially adversely affect our business, financial condition or operating results. Some of the statements in this section of the prospectus are forward-looking statements. For more information, see the sections of this prospectus titled “Incorporation of Information by Reference” and “Special Note Regarding Forward-Looking Statements.”
Future resales of common stock may cause the market price of our securities to drop significantly, even if our business is doing well.
Sales of a substantial number of shares of our common stock in the public market could occur at any time, including by the Selling Stockholders pursuant to the registration statement of which this prospectus is a part. These sales, or the perception in the market of such sales, could reduce the market price of our common stock and increase the volatility in the market price of our common stock. Further, the sale of a substantial portion of shares of our common stock could result in a change of control of us, which could impact the market price and liquidity of our common stock.
We are restricted from engaging in certain activities without the consent of the holders of our Convertible Preferred Stock, giving them significant influence over our operations and restricting our ability to engage in certain corporate actions.
For so long as 30% of the shares of Convertible Preferred Stock issued in the Preferred Stock Private Placement remain outstanding, certain matters will require the approval of the majority of the outstanding shares of Convertible Preferred Stock, voting as a separate class, including, among other things, incurring indebtedness in excess of $175,000,000, granting any lien or other encumbrance on all or substantially all of our assets, amending, altering or repealing any provision of the Certificate of Designations, amending, altering or repealing any provision of our Certificate of Incorporation or Bylaws in a manner that adversely affects the Convertible Preferred Stock, increasing or decreasing the authorized number of shares of Convertible Preferred Stock (except to provide for the issuance of PIK dividends) or creating or increasing the authorized number of shares of any additional class of capital stock (unless such class ranks junior to the Convertible Preferred Stock and is issued at fair market value) or paying any dividends or making distributions on our common stock. Because the interests of the holders of the Convertible Preferred Stock may differ from our interests or the interests of the holders of our common stock, the actions that the holders of the Convertible Preferred Stock may take, or the decision to prevent us from taking certain actions by withholding their consent, may not be favorable to us or the holders of our common stock and may significantly and adversely impact our operations, business, financial condition, results of operations and/or cash flows.
Our stockholders will experience significant dilution as a result of the issuance of shares of our common stock upon conversion of the Convertible Preferred Stock.
Our outstanding shares of Convertible Preferred Stock were initially convertible into an aggregate of over 5.5 million shares of common stock, subject to potential increase pursuant to applicable anti-dilution adjustments. Furthermore, the Convertible Preferred Stock accrues dividends on a quarterly basis at a rate of 7.5% per annum, thereby increasing the number of shares of common stock issuable upon conversion. The conversion of some or all of the Convertible Preferred Stock will result in the issuance of a substantial number of shares of common stock and, as a result, the percentage ownership and voting power held by our existing stockholders will be significantly reduced and our stockholders will experience significant dilution. As of September 19, 2025, an aggregate of 7,131,735 shares of common stock were issuable upon conversion of the Convertible Preferred Stock, including all

PIK dividends received as of such date. In addition, the conversion price of the Redeemable Convertible Preferred Stock has been, and in the future may be, adjusted in connection with certain dilutive events, including in the event of subsequent equity offerings at a price below the current conversion price, which would result in additional shares becoming issuable upon conversion. For example, as a result of the 2024 Private Placement, the conversion price was adjusted from the initial price of $7.00 per share to approximately $6.53 per share. These rights could adversely impact the Company’s access to equity capital, and otherwise compound the dilutive effects of future equity raises by the Company.

USE OF PROCEEDS
We will not receive any proceeds from the sale of shares of common stock by the Selling Stockholders.

SELLING STOCKHOLDERS
This prospectus relates to the resale from time to time by the Selling Stockholders of the shares of common stock set forth below. We are registering the shares of common stock included in this prospectus pursuant to the registration rights of the Selling Stockholders in the 2022 Purchase Agreement, the 2023 Registration Rights Agreement and the 2024 Purchase Agreement. For additional information, see “Prospectus Summary-Private Placements.”
The table below presents information regarding the beneficial ownership of shares of common stock held by each of the Selling Stockholders, including the shares of common stock that may be resold by each Selling Stockholder from time to time under this prospectus. This table is prepared based on information supplied by the Selling Stockholders, with beneficial ownership and percentage ownership determined in accordance with the rules and regulations of the SEC. This information does not necessarily indicate beneficial ownership for any other purpose.
The second column (titled “Shares Beneficially Owned Prior to the Offering”) lists the number of shares of common stock beneficially owned by each Selling Stockholder, based on its respective ownership of shares of common stock and Convertible Preferred Stock as of September 19, 2025, assuming conversion of any shares of Convertible Preferred Stock held by such Selling Stockholder on that date but taking into account the Beneficial Ownership Cap, unless waived by the respective Selling Stockholder.
The third column (titled “Maximum Number of Shares to be Sold Pursuant to this Prospectus”) lists all of the shares of common stock being offered for resale by the Selling Stockholders under this prospectus and does not take into account the Beneficial Ownership Cap.
In accordance with the terms of the 2022 Purchase Agreement, the 2023 Registration Rights Agreement and the 2024 Purchase Agreement, this prospectus generally covers the sale of (i) 627,746 shares of common stock issued in the 2022 Private Placement, (ii) 13,900,116 shares of common stock issuable upon conversion of shares of Convertible Preferred Stock (reflecting more than 150% of the initial number of shares of common stock issuable upon conversion of the Convertible Preferred Stock, including any shares of Convertible Preferred Stock issued as PIK shares in connection with the payment of dividends on the Convertible Preferred Stock, assuming that (x) the Convertible Preferred Stock is convertible at $6.53 per share and (y) dividends on the Convertible Preferred Stock are paid in the form of PIK shares for a period of five (5) years after the Preferred Issuance Date), and (iii) 5,928,775 shares of common stock issued in the 2024 Private Placement. Because the conversion price of the Convertible Preferred Stock may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus. For example, in connection with the 2024 Private Placement, the conversion price of the Convertible Preferred Stock was adjusted from $7.00 to $6.53 and, as a result, an additional 866,569 shares of common stock became issuable upon conversion of the Convertible Preferred Stock.
The fourth column (titled “Shares Beneficially Owned After the Offering”) assumes the sale of all of the shares offered by the Selling Stockholders pursuant to this prospectus.
The Selling Stockholders may sell some, all or none of the shares being offered for resale in this offering. We do not know how long the Selling Stockholders will hold the shares before selling them, and we are not aware of any existing arrangements between the Selling Stockholders and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our common stock being offered for resale by this prospectus. See “Plan of Distribution.”

	Shares Beneficially Owned Prior to the Offering(1)			Maximum Number of Shares to be Sold Pursuant to this Prospectus(2)	Shares Beneficially Owned After the Offering(3)
Name of Selling Stockholder	Shares		Percentage		Shares	Percentage
22NW, LP	2,761,832	(4)	6.9%	5,380,693	1,254	*
325 Capital	3,082,710	(5)	8.0%	2,586,244	1,369,785	2.7%
Bradley L. Radoff	—	(6)	—	243,902	—	—
Clark BP, LLC	412,273	(7)	1.1%	166,009	246,264	*
Cove Street Capital, LLC	276,073	(8)	*	538,067	—	—
David Capital Partners Fund, LP	1,650,000	(9)	4.4%	500,000	1,150,000	2.2%
David S. Floren	10,205	(10)	*	10,000	5,298	*
DCF Partners, L.P.	452,000	(11)	1.2%	370,000	122,892	*
Far View Partners LP	447,313	(12)	1.2%	182,926	264,387	*
Foxhunt Crescent, LP	862,640	(13)	2.3%	121,951	740,689	1.4%
Greenhaven Road Capital Fund 1, LP	1,670,341	(14)	4.5%	646,308	1,024,033	2.0%
Greenhaven Road Capital Fund 2, LP	2,024,491	(15)	5.4%	817,106	1,207,385	2.4%
Laughing Water Capital II, LP	497,896	(16)	1.3%	167,822	330,074	*
Laughing Water Capital, LP	401,571	(16)	1.1%	153,973	247,598	*
Legion Partners Asset Management, LLC	6,762,432	(17)	17.0%	5,947,325	2,998,409	5.8%
THG Securities Fund LP	276,073	(18)	*	538,067	—	—
Wynnefield Capital, Inc.	5,420,561	(19)	14.2%	2,086,244	3,901,974	7.6%
__________________

*Represents beneficial ownership of less than 1.0%

(1)The number of shares set forth in this column reflects the number of shares of common stock beneficially owned by each Selling Stockholder, based on its respective ownership of shares of common stock and Convertible Preferred Stock as of September 19, 2025, assuming conversion of any shares of Convertible Preferred Stock held by each such Selling Stockholder on that date but taking into account any applicable Beneficial Ownership Cap and excluding any PIK dividends issuable within 60 days following such date. Such information was derived from certain schedules filed with the SEC, the Company’s internal records and other information available to the Company. The percentage of shares of common stock beneficially owned by each Selling Stockholder in this column is based on (i) an aggregate of 37,466,352 shares of common stock outstanding on September 19, 2025 and (ii) the number of shares of common stock underlying the Convertible Preferred Stock held by such Selling Stockholder as of September 19, 2025, assuming conversion of the Convertible Preferred Stock held by such Selling Stockholder on that date but taking into account any applicable Beneficial Ownership Cap. Such shares of common stock underlying the Convertible Preferred Stock held by such Selling Stockholder, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other Selling Stockholder.

(2)The amount set forth in this column reflects the number of shares of common stock that may be offered by the Selling Stockholders using this prospectus and does not take into account any applicable Beneficial Ownership Cap. These amounts do not represent any other shares of our common stock that the Selling Stockholders may own, beneficially or otherwise.

(3)The amount set forth in this column assumes the resale by the Selling Stockholders of all of the shares of common stock being offered for resale pursuant to this prospectus and does not take into account any applicable Beneficial Ownership Cap. The Selling Stockholders may sell some, all or none of the shares being offered for resale in this offering. The percentage of shares of common stock beneficially owned by each Selling Stockholder in this column is based on 51,366,468 shares of common stock outstanding, which includes an aggregate of 37,466,352 shares of common stock outstanding on September 19, 2025, and assumes the issuance of all 13,900,116 shares of common stock underlying the Convertible Preferred Stock that may be offered by the Selling Stockholders pursuant to this prospectus, but does not take into account any applicable Beneficial Ownership Cap.

(4)This information is based on (i) Amendment No. 7 to a Schedule 13D filed on May 29, 2025 by 22NW Fund, LP (“22NW Fund”), 22NW, LP (“22NW”), 22NW Fund GP, LLC (“22NW GP”), 22NW GP, Inc. (“22NW Inc.”), Aron R. English, Bryson O. Hirai-Hadley and Nathaniel Calloway (collectively, the “22NW Investors”), (ii) the Company's internal records with respect to the number of shares of Common Stock into which the shares of Convertible Preferred Stock may convert, and (iii) information provided to the Company. The 22NW Investors in the aggregate hold 2,761,832 shares (including 2,760,578 shares issuable upon conversion of certain shares of

Convertible Preferred Stock) over which each of 22NW Fund, 22NW, 22NW GP, 22NW Inc. and Mr. English has sole voting and dispositive power. Furthermore, the Schedule 13D/A discloses 583 shares over which Mr. Hirai-Hadley has sole voting and dispositive power. Mr. Hirai-Hadley is head of research and partner at 22NW. By virtue of their respective positions with 22NW Fund, each of 22NW, 22NW GP, 22NW Inc. and Mr. English may be deemed to have sole power to vote and dispose of the shares directly beneficially owned by 22NW Fund. The address of the principal office of each of 22NW Fund, 22NW, 22NW GP, 22NW Inc. and Mr. English is 590 1st Avenue S, Unit C1, Seattle, WA 98104.

(5)Includes (i) 931 shares of Convertible Preferred Stock held by 325 Capital Master Fund; (ii) 499 shares of Convertible Preferred Stock held by Gothic ERP 649947; (iii) 2,702 shares of Convertible Preferred Stock held by Gothic Corp 649429; (iv) 1,008 shares of Convertible Preferred Stock held by Gothic JBD LLC 650324; and (v) 873 shares of Convertible Preferred Stock held by Gothic HSP Corp 649359 (collectively, the “325 Capital Investors”). Based on the Company’s internal records, the number of shares of Common Stock into which the shares of Convertible Preferred Stock beneficially owned by the 325 Capital Investors could convert was, in the aggregate, 920,244. To the knowledge of the Company, 325 Capital Master Fund LP has voting and investment discretion over the securities held by each of the 325 Capital Investors. The address for each of the 325 Capital Investors is 280 S Mangum St., Suite 210 Durham, NC 27701.

(6)The address of Bradley L. Radoff is 2727 Kirby Drive, Unit 29 L, Houston, TX 77098.

(7)Clark BP, LLC (“Clark”) directly owns 412,273 shares. LW Capital Management, LLC (the “Investment Manager”) is the investment manager of Clark BP, LLC. Matthew Sweeney is the Manager of the Investment Manager. Each of Clark, the Investment Manager, and Matthew Sweeney have sole voting and dispositive power over these shares. Each of the Investment Manager and Matthew Sweeney may be deemed to beneficially own these shares; each disclaims beneficial ownership thereof. The principal business office of each the Investment Manager and Matthew Sweeney is 14 Stonewell Road, Rockville Centre, NY 11570.

(8)Reflects shares of common stock issuable upon conversion of outstanding shares of Convertible Preferred Stock held of record by CSC Partners Fund LP. Each of (i) CSC Partners, LLC, which serves as the general partner of CSC Partners Fund, LP, (ii) Cove Street Capital LLC, a controlling owner of CSC Partners, LLC, and (iii) Jeffrey Bronchick, a Principal and Portfolio Manager of Cove Street Capital, LLC, may be deemed to beneficially own certain of the securities held by CSC Partners Fund LP. The address for each of the foregoing entities and individuals is 205 Pier Avenue, Suite 101, Hermosa Beach, CA 90254.

(9)David Capital Partners, LLC, in its role as investment manager to David Capital Partners Fund, LP, may be deemed to beneficially own the shares held by David Capital Partners Fund, LP. David Capital Partners, LLC expressly disclaims beneficial ownership of all securities held by David Capital Partners Fund, LP. The address for each of David Capital Partners Fund, LP and David Capital Partners, LLC is 737 N. Michigan Avenue, Suite 1405, Chicago, Illinois 60611.

(10)The address for David Floren is 73 Arch St., Greenwich, CT 06830.

(11)DCF Advisers, L.L.C., as the general partner of DCF Partners, L.P., may be deemed to beneficially own these shares for purposes of Rule 13d-3 under the Exchange Act. The address for each of DCF Advisers, L.L.C and DCF Partners, L.P. is 73 Arch St., Greenwich, CT 06830.

(12)The shares are held of record by Far View Partners, LP, of which Far View Partners GP, LLC is the general partner and for which Far View Capital Management, LLC serves as the investment manager. The address for each of Far View Partners, LP and Far View Capital Management, LLC is 520 E. Cooper Ave, Suite C7, Aspen, CO 81611.

(13)Consists of an aggregate of 862,640 shares of Common Stock held by Foxhunt Crescent, LP. Sami Capital, LLC, in its capacity as the general partner of Foxhunt Crescent, LP, has the power to vote and the power to direct the disposition of the shares held by Foxhunt Crescent, LP. Accordingly, Sami Capital, LLC may be deemed to be the beneficial owner of such securities. Kevin J. Sami, as the Managing Partner of Sami Capital, LLC, has the power to direct the vote and disposition of (i) the securities held by Foxhunt Crescent, LP, and (ii) 21,500 shares of Common Stock held in a personal IRA. Kevin J. Sami disclaims beneficial ownership of the securities held by Foxhunt Crescent, LP, except to the extent of his pecuniary interest therein. The address of Foxhunt Crescent, LP is 666 Greenwich Street, Apt 534, New York, NY, 10014.

(14)Greenhaven Road Capital Fund 1, LP (“Fund 1”) directly owns these shares. Greenhaven Road Investment Management, LP (the “Investment Manager”) is the investment manager of Fund 1. MVM Funds, LLC (the “General Partner”) is the general partner of Fund 1 and the Investment Manager. Scott Miller is the controlling person of the General Partner. Each of Fund 1, the Investment Manager, the General Partner and Scott Miller (all of the foregoing, collectively, the “Fund 1 Persons”) has sole voting and dispositive power over these shares. Each of the Investment Manager, the General Partner and Scott Miller may be deemed to beneficially own these shares; each disclaims beneficial ownership thereof. The principal business office of each of the Fund 1 Persons is 8 Sound Shore Drive, Suite 210, Greenwich, CT 06830.

(15)Greenhaven Road Capital Fund 2, LP (“Fund 2”) directly owns these shares. Greenhaven Road Investment Management, LP (the “Investment Manager”) is the investment manager of Fund 2 MVM Funds, LLC (the “General Partner”) is the general partner of Fund 2 and the Investment Manager. Scott Miller is the controlling person of the General Partner. Each of Fund 2, the Investment Manager, the General Partner and Scott Miller (all of the foregoing, collectively, the “Fund 2 Persons”) has sole voting and dispositive power over these shares. Each of the Investment Manager, the General Partner and Scott Miller may be deemed to beneficially own these shares; each disclaims beneficial ownership thereof. The principal business office of each of the Fund 2 Persons is 8 Sound Shore Drive, Suite 210, Greenwich, CT 06830.

(16)Based on information provided to the Company that Laughing Water Capital, LP holds 401,571 shares of Common Stock and Laughing Water Capital II, LP holds 497,896 shares of Common Stock. Prior to providing this information, the holding of these entities were reported on Schedule 13G filed on February 14, 2024 by LW Capital Management, LLC, Laughing Water Capital, LP and Laughing Water Capital II, LP (collectively, the “LW Investors”). According to the Schedule 13G, (i) LW Capital Management, LLC had sole voting power and dispositive power over 544,294 shares and shared voting and dispositive power over 1,033,903 shares, (ii) Laughing Water Capital, LP had shared voting and dispositive power over 529,234 shares, and (iii) Laughing Water Capital II, LP had shared voting and dispositive power over 504,669 shares. The address for each LW Capital Management, LLC investors is 14 Stonewell Road, Rockville Centre, NY 11570.

(17)This information is based on (i) an Amendment No. 9 to Schedule 13D filed on October 7, 2024 by Legion Partners, L.P. I, Legion Partners, L.P. II, Legion Partners, LLC, Legion Partners Asset Management, LLC, Legion Partners Holdings, LLC, Christopher S. Kiper and Raymond T. White (collectively the “Legion Investors”), (ii) the Company’s internal records with respect to the number of shares of Common Stock issuable upon conversion of the Convertible Preferred stock and (iii) 30,000 additional shares of common stock that were granted to Mr. Kiper in his capacity as a director of the Company. According to the Schedule 13D/A, (i) Legion Partners, L.P. I, has shared voting and shared dispositive power over 5,938,615 shares (including 1,854,347 shares issuable upon conversion of certain shares of Convertible Preferred Stock); (ii) Legion Partners, L.P. II, has shared voting and shared dispositive power over 495,720 shares (including 176,434 shares issuable upon conversion of certain shares of Convertible Preferred Stock); (iii) Legion Partners, LLC has shared voting and shared dispositive power over 6,434,335 shares (including 2,030,781 shares issuable upon conversion of certain shares of Convertible Preferred Stock); (iv) Legion Partners Asset Management, LLC has shared voting and shared dispositive power over 6,462,404 shares (including 2,030,781 shares issuable upon conversion of certain shares of Convertible Preferred Stock); and (iv) each of Legion Partners Holdings, LLC, Christopher S. Kiper and Raymond T. White has shared voting and shared dispositive power over 6,462,604 shares (including 2,030,781 shares issuable upon conversion of certain shares of Convertible Preferred Stock). Each of Messrs. Kiper and White, as a managing director of Legion Partners Asset Management, LLC and a managing member of Legion Partners Holdings, LLC, may be deemed the beneficial owner of the (i) 5,938,615 shares beneficially owned by Legion Partners, L.P. I, (ii) 495,720 shares beneficially owned by Legion Partners, L.P. II, (iii) 200 shares beneficially owned by Legion Partners Holdings, LLC, and (iv) 28,069 shares that were granted to Mr. Kiper in his capacity as a director of the Company and whose economic interest is owned by Legion Partners Asset Management, LLC. The address for each of the Legion Investors is 12121 Wilshire Blvd, Suite 1240, Los Angeles, CA 90025.

(18)Reflects an aggregate of 276,073 shares of common stock issuable upon conversion of shares of Convertible Preferred Stock held of record by THG Securities Fund LP (the “Fund”) according to the Company’s internal records. THG Securities Advisors, LLC (the “Manager”) has the power to direct the voting and disposition of the securities held by the Fund. Mark Holdsworth and Zachary Levenick, as the principals of the Manager responsible for the investment holdings and transactions of the Fund, also may be deemed to have beneficial ownership of the securities. The address for the foregoing entities and individuals is 140 South Lake Avenue, Suite 304, Pasadena, CA 91101.

(19)This information is based on (1) an Amendment No. 10 to Schedule 13D filed on July 5, 2024 by Wynnefield Partners Small Cap Value, L.P. I (“Wynnefield Partners I”), Wynnefield Partners Small Cap Value, L.P. (“Wynnefield Partners”), Wynnefield Small Cap Value Offshore Fund, Ltd. (“Wynnefield Offshore”), Wynnefield Capital, Inc. Profit Sharing Plan (“Wynnefield Plan”), Wynnefield Capital Management, LLC (“WCM”), Wynnefield Capital, Inc. (“WCI”) and Nelson Obus and Joshua Landes (collectively, the “Wynnefield Investors”), (2) the subsequent participation by the Wynnefield Investors in the PIPE Offering, and (3) 30,000 shares that were granted to Mr. Obus in his capacity as a director of the Company. According to the Schedule 13D/A, (i) Wynnefield Partners I has sole voting and sole dispositive power over 2,216,667 shares (including 243,814 shares issuable upon conversion of certain share of Convertible Preferred Stock); (ii) Wynnefield Partners has sole voting and sole dispositive power over 1,396,408 shares (including 162,543 shares issuable upon conversion of certain shares of Convertible Preferred Stock); (iii) Wynnefield Offshore has sole voting and sole dispositive power over 938,554 shares (including 101,589 shares issuable upon conversion of certain shares of Convertible Preferred Stock); (iv) Wynnefield Plan has sole voting and sole dispositive power over 367,350 shares; (v) WCM has sole voting and sole dispositive power over 3,613,075 shares (including 406,357 shares issuable upon conversion of certain shares of Convertible Preferred Stock); (vi) WCI has sole voting and sole dispositive power over 938,554 shares (including 101,589 shares issuable upon conversion of certain shares of Convertible Preferred Stock); (vii) Mr. Obus has sole voting and sole dispositive power over 88,687 shares and shared voting and shared dispositive power over 4,918,979 shares (including 507,946 shares issuable upon conversion of certain shares of Convertible Preferred Stock), and (viii) Mr. Landes has shared voting and shared dispositive power over 4,918,979 shares (including 507,946 shares issuable upon conversion of certain shares of Convertible Preferred Stock). On October 3, 2024, WCM purchased 122,930 shares of Common Stock and Wynnefield Partners purchased 169,753 shares of Common Stock, in each case, in the PIPE Offering. The address for each of the Wynnefield Investors is 450 Seventh Avenue, Suite 509, New York, New York 10123.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our certificate of incorporation, bylaws and certificate of designations, copies of which are filed as exhibits to the registration statement of which this prospectus is a part and are incorporated by reference herein.
Our authorized capital stock consists of:
•75,000,000 shares of common stock, $0.001 par value; and
•2,000,000 shares of preferred stock, $0.001 par value (of which 120,000 shares are designated as shares of Series A Convertible Preferred Stock).
Common Stock
Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. In any election of directors, a director nominee shall be elected if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election (with abstentions not counted as a vote cast either for or against that nominee’s election) by the stockholders entitled to vote on the election. Any director or our entire board of directors (the “Board”) may be removed, with or without cause, and any vacancies on the Board may be filled by the holders of a majority of the shares then entitled to vote at an election of directors. Amendments to our bylaws may be adopted by the affirmative vote of a majority in voting power of all of the then-outstanding shares of our voting stock entitled to vote. All other matters shall be decided by the affirmative vote of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at a meeting by the holders entitled to vote thereon.
Holders of common stock are entitled to receive proportionately any dividends as may be declared by our Board, subject to any preferential dividend rights of outstanding preferred stock.
In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive proportionately our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.
Preferred Stock
Under the terms of our certificate of incorporation, our Board is authorized to direct us to issue shares of preferred stock in one or more series without stockholder approval. Our Board has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each series of preferred stock. We have designated one series of preferred stock.
The purpose of authorizing our Board to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock.
The preferred stock of each series will rank senior to the common stock in priority of payment of dividends and in the distribution of assets in the event of our liquidation, dissolution or winding up, to the extent of the preferential amounts to which the preferred stock of the respective series will be entitled. Upon issuance, the shares of preferred stock will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full and we may not require them to pay additional funds.

Series A Convertible Preferred Stock
On January 9, 2023, we entered into the 2023 Purchase Agreement with certain of the Selling Stockholders. Pursuant to the 2023 Purchase Agreement, we issued and sold an aggregate of 38,750 shares our Convertible Preferred Stock to certain of the Selling Stockholders for an aggregate purchase price of $38.75 million.
Each share of Convertible Preferred Stock has the powers, designations, preferences and other rights as are set forth in the Certificate of Designations of the Series A Preferred Stock filed with the Delaware Secretary of State on January 9, 2023 (the “Certificate of Designations”).
The Convertible Preferred Stock ranks senior to our common stock with respect to dividends, distributions and payments on liquidation, winding-up and dissolution.
Upon a liquidation, dissolution, winding up or change of control of us, each share of Convertible Preferred Stock will be entitled to receive an amount per share of Convertible Preferred Stock equal to the greater of (i) the purchase price paid by the purchaser at issuance, plus all accrued and unpaid dividends (the “Liquidation Preference”) and (ii) the amount that the holder of Convertible Preferred Stock (each, a “Holder” and collectively, the “Holders”) would have been entitled to receive at such time if the Convertible Preferred Stock had been converted into common stock immediately prior to such liquidation event.
The Holders will be entitled to dividends on the Liquidation Preference at the rate of 7.5% per annum, payable in-kind (“PIK”). The Company may, at its option, pay such dividends in cash from and after the earlier of June 29, 2026, or the termination or waiver of the restriction on cash dividends and/or redemptions that is set forth in the Credit Agreements (as defined in the Certificate of Designations) (such earlier date, the “Applicable Date”). The Holders are also entitled to participate in dividends declared or paid on the common stock on an as-converted basis.
Upon certain bankruptcy events, we are required to pay to each Holder an amount in cash equal to the Liquidation Preference being redeemed. From and after the Applicable Date, each Holder shall have the right to require us to redeem all or any part of such Holder’s Convertible Preferred Stock for an amount equal to the Liquidation Preference.
Each Holder has the right, at its option, to convert its Convertible Preferred Stock, in whole or in part, into fully paid and non-assessable shares of common stock at an initial conversion price equal to $7.00 per share. The conversion price is subject to customary anti-dilution adjustments, including in the event of any stock split, stock dividend, recapitalization or similar events, and is also subject to adjustment in the event of subsequent offerings of common stock or convertible securities by us for less than the conversion price. On October 3, 2024, we completed the sale of an aggregate of 5,928,775 shares of our common stock in a private placement at a purchase price of $4.10 per share, for aggregate gross proceeds of approximately $24.3 million (the “PIPE Offering”). As a result of the PIPE Offering, the conversion price was automatically adjusted to approximately $6.53 per share. Subject to certain exceptions and waiver by each Holder, we will not issue any shares of common stock to any respective Holder to the extent that such issuance of common stock would result in such Holder beneficially owning in excess of 9.99% of the then-outstanding common stock (the “Beneficial Ownership Cap”).
Subject to certain conditions, we may from time to time, at our option, require conversion of all or any portion of the outstanding shares of Convertible Preferred Stock to common stock if, for at least 20 consecutive trading days during the respective measuring period the closing price of the common stock was at least 150% of the conversion price. We may not exercise our right to mandatorily convert outstanding shares of Convertible Preferred Stock unless certain conditions with regard to the shares of common stock to be issued upon such conversion are satisfied.
The Holders are generally entitled to vote with the holders of the shares of common stock on all matters submitted for a vote of holders of shares of common stock (voting together with the holders of shares of common stock as one class) on an as-converted basis, subject to the Beneficial Ownership Cap.
Additionally, for so long as 30% of the shares of Convertible Preferred Stock issued in the Preferred Stock Private Placement remain outstanding, certain matters will require the approval of the majority of the outstanding Convertible Preferred Stock, voting as a separate class, including (i) amending, altering or repealing any provision of the Certificate of Designations; (ii) amending, altering or repealing any provision of our certificate of incorporation or bylaws, in each case, in a manner that adversely affects the powers, preferences or rights of the Convertible Preferred Stock; (iii) increasing or decreasing the authorized number of shares of Convertible Preferred Stock (except to provide for the issuance of PIK dividends); (iv) creating (including by reclassification), issuing shares of or increasing the authorized number of shares of any additional class or series of our capital stock unless such class or series rank junior to the Convertible Preferred Stock and are issued at fair market value; (v) purchasing or redeeming or paying, declaring or setting aside any fund for, any dividend or distribution on, any common stock or other Junior Stock (as defined in the Certificate of Designations), other than purchases of our equity securities upon the termination of an employee of us or any of our subsidiaries in accordance with the terms of such employee’s employment agreement or any equity incentive or similar plan approved by the Board; or (vi) creating, incurring, granting, entering into, permitting, assuming or allowing, directly or indirectly, (a) any indebtedness by us (or any of our subsidiaries), excluding equity securities and non-convertible preferred stock (but including convertible debt), at any time when, or as a result of which, the principal amount of our total outstanding and available indebtedness exceeds $175,000,000, or (b) any lien, charge or other encumbrance on all or substantially all of our (or any of our subsidiaries’) properties or assets.
Anti-Takeover Effects of Delaware Law and Our Charter and Bylaws
In our certificate of incorporation, we elect not to be subject to Section 203 of the General Corporation Law of the State of Delaware. Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our Board or unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger or consolidation involving us, and the interested stockholder and the sale of more than 10% of our assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.
Our certificate of incorporation provides that any action required or permitted to be taken by our stockholders at an annual meeting or special meeting of stockholders may only be taken if it is properly brought before such meeting and may not be taken by written action in lieu of a meeting. Our bylaws provide that special meetings of the stockholders can be called by the Board, the Chairman of the Board, the president or by one or more stockholders holding shares in the aggregate entitled to cast not less than 10% of the votes at that meeting. In addition, our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of candidates for election to our Board. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our Board or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying certain stockholder actions until the next stockholder meeting.
Series A Convertible Preferred Stock
In connection with a liquidation, dissolution, winding up or change of control of us, Holders of Convertible Preferred Stock would have the right to an amount per share of Convertible Preferred Stock equal to the greater of (i) the Liquidation Preference and (ii) the amount that the Holder would have been entitled to receive at such time if the Convertible Preferred Stock had been converted into Common Stock immediately prior to such liquidation event. The Holders will also be entitled to dividends on the Liquidation Preference at the rate of 7.5% per annum, PIK. The potential need to redeem the Convertible Preferred Stock at a significant premium could result in an anti-takeover effect. In addition, conversion of the Convertible Preferred Stock could dilute the stock ownership or voting rights of persons seeking to obtain control of us and thereby have the effect of making it more difficult to remove directors or members of management by diluting the stock ownership or voting rights of persons seeking to effect such a removal.

Additionally, certain matters will require the approval of the majority of the outstanding Convertible Preferred Stock, voting as a separate class. Accordingly, the Convertible Preferred Stock may render more difficult or discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of Common Stock, or the replacement or removal of a member of the Board or management.

PLAN OF DISTRIBUTION
The Selling Stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
The Selling Stockholders may use any one or more of the following methods when disposing of shares or interests therein:
•ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•an exchange distribution in accordance with the rules of the applicable exchange;
•privately negotiated transactions;
•short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;
•through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;
•a combination of any such methods of sale; and
•any other method permitted by applicable law.
The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
In connection with the sale of our common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the Selling Stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.
The Selling Stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.
The Selling Stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.
To the extent required, the shares of our common stock to be sold, the names of the Selling Stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
If the Selling Stockholders want to sell their shares of our common stock under this prospectus in the United States, the Selling Stockholders will also need to comply with state securities laws, also known as “Blue Sky laws,” with regard to secondary sales. All states offer a variety of exemption from registration for secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Exchange Act or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s. The broker for the Selling Stockholders will be able to advise the Selling Stockholders in which states shares of our common stock are exempt from registration for secondary sales.
Any person who purchases shares of our common stock from the Selling Stockholders offered by this prospectus who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales.
We have advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Stockholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
We have agreed to indemnify the Selling Stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.
We have agreed with the Selling Stockholders to use reasonable best efforts to cause the registration statement of which this prospectus constitutes a part effective and to remain continuously effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with such registration statement or (2) the date on which all of the shares may be sold without restriction pursuant to Rule 144 of the Securities Act.

LEGAL MATTERS
The validity of the shares of our common stock offered by this prospectus has been passed upon for us by Latham & Watkins LLP.
EXPERTS
The consolidated financial statements of Lifecore Biomedical, Inc. (the Company) as of May 25, 2025 and May 26, 2024 and for each of the two years in the period ended May 25, 2025 and management's assessment of the effectiveness of internal control over financial reporting as of May 25, 2025 incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the reports of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report on the effectiveness of internal control over financial reporting expresses an adverse opinion on the effectiveness of the Company's internal control over financial reporting as of May 25, 2025.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. Our SEC filings are available to the public at the SEC’s website at www.sec.gov.
The SEC allows us to “incorporate by reference” information into this prospectus and the registration statement of which this prospectus is a part, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus, any prospectus supplement or any free writing prospectus prepared by or on behalf of us. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K).
•our Annual Report on Form 10-K for the fiscal year ended May 25, 2025, filed with the SEC on August 7, 2025.
•the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended May 25, 2025 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on September 18, 2025.
•our Current Reports on Form 8-K, filed with the SEC on July 18, 2025 and August 18, 2025.
•the description of our securities registered pursuant to Section 12 of the Exchange Act contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended May 25, 2025 filed with the SEC on August 7, 2025, as updated by any amendment or report filed for the purpose of updating such description, including the section of this prospectus titled “Description of Capital Stock.”
All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of this Amendment and prior to the effectiveness thereof, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.
If we have incorporated by reference any statement or information in this prospectus and we subsequently modify that statement or information with information contained in this prospectus, the statement or information previously incorporated in this prospectus is also modified or superseded in the same manner.
If requested, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents.
To obtain a copy of these filings at no cost, you may write or telephone us at the following address:
Lifecore Biomedical, Inc.
3515 Lyman Boulevard
Chaska, Minnesota 55318
(952) 368-4300

20,456,637 Shares of Common Stock

Prospectus
                    , 2025

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution
The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee		$24,119.83	(1)
Printing expenses			(2)
Legal fees and expenses			(2)
Accounting fees and expenses			(2)
Blue Sky, qualification fees and expenses			(2)
Transfer agent fees and expenses			(2)
Warrant agent fees and expenses			(2)
Miscellaneous			(2)
Total	$		(2)
__________________

(1)In accordance with Rule 415(a)(6), includes certain fees previously paid in respect of unsold securities previously registered under the registrant’s registration statements on Form S-1 (File Nos. 333-271176 and 333-282583), as further described in the Filing Fee Table included as Exhibit 107 hereto.

(2)These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.   Indemnification of Directors and Officers
Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware, or the DGCL, empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.
Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section

145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.
Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.
Any underwriting agreement or distribution agreement that the registrant enters into with any underwriters or agents involved in the offering or sale of any securities registered hereby may require such underwriters or dealers to indemnify the registrant, some or all of its directors and officers and its controlling persons, if any, for specified liabilities, which may include liabilities under the Securities Act of 1933, as amended.
Additionally, our certificate of incorporation limits the liability of our directors to the fullest extent permitted by the DGCL, and our bylaws provide that we will indemnify them to the fullest extent permitted by such law. We have entered into and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our board of directors. Under the terms of such indemnification agreements, we are required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was our director or officer or was serving at our request in an official capacity for another entity. We must indemnify our officers and directors against all direct and indirect costs, fees and expenses of any type or nature whatsoever, including all other disbursements, obligations or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be witness in, settlement or appeal of, or otherwise participating in any threatened, pending or completed action, suit, claim, counterclaim, cross claim, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding. The indemnification agreements also require us to advance, to the extent not prohibited by law, all direct and indirect costs, fees and expenses that such director or officer incurred, provided that such person will return any such advance if it is ultimately determined that such person is not entitled to indemnification by us. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.

Item 16.   Exhibits

Exhibit No.	Description

1.1*	Form of Underwriting Agreement.

3.1	Certificate of Incorporation of the Registrant, incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on November 7, 2008.

3.2	Certificate of Amendment to Certificate Incorporation of the Company, incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on November 16, 2022.

3.3	Certificate of Amendment to Certificate Incorporation of the Company, incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on August 21, 2024.

3.4
Certificate of Designations of Lifecore Biomedical, Inc., dated January 9, 2023, incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on January 10, 2023.

3.5	Amended and Restated By-Laws of the Registrant, incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on October 16, 2012.

3.6	Amendment No. 1 to By-Laws of the Registrant, incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on May 7, 2019.

3.7	Amendment No. 2 to By-Laws of the Registrant, incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on May 24, 2019.

3.8	Amendment No. 3 to By-Laws of the Registrant, incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on October 19, 2020.

3.9	Amendment No. 4 to By-Laws of the Registrant, incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on November 16, 2022.

4.1*	Form of Warrant.

4.2*	Form of Warrant Agreement.

5.1	Opinion of Latham & Watkins LLP.

10.1
Securities Purchase Agreement, dated November 25, 2022, by and among the Company and the purchasers named therein, incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on November 25, 2022.

10.2
Securities Purchase Agreement, dated January 9, 2023, by and between Lifecore Biomedical, Inc. and the purchasers named therein, incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on January 10, 2023.

10.3
Registration Rights Agreement, dated January 9, 2023, by and between Lifecore Biomedical, Inc. and the other parties thereto, incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on January 10, 2023.

10.4
Stock Purchase Agreement, dated October 3, 2024, by and among the Company and the purchasers named therein, incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on October 4, 2024.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Powers of Attorney (incorporated by reference to the signature page hereto).

107	Filing Fee Table.
__________________
*To be filed by amendment or incorporated by reference in connection with the offering of the securities, if applicable.

Item 17.   Undertakings
(a)The undersigned registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i)(ii), and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(5)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(6)That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(h)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chaska, State of Minnesota on September 22, 2025.

LIFECORE BIOMEDICAL, INC.

By:	/s/ Ryan D. Lake
Ryan D. Lake
Chief Financial Officer
POWER OF ATTORNEY
Each of the undersigned officers and directors of the registrant hereby severally constitutes and appoints Paul Josephs, Ryan Lake and Tom Salus, and each of them singly (with full power to each of them to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him or her and in his or her name, place and stead, and in any and all capacities, to file and sign any and all amendments, including post-effective amendments, to this registration statement and any other registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul Josephs	President and Chief Executive Officer (Principal Executive Officer) and Director	September 22, 2025
Paul Josephs

/s/ Ryan D. Lake	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 22, 2025
Ryan D. Lake

/s/ Humberto C. Antunes	Director	September 22, 2025
Humberto C. Antunes

/s/ Jason Aryeh	Director	September 22, 2025
Jason Aryeh

/s/ Katrina L. Houde	Director	September 22, 2025
Katrina L. Houde

/s/ Paul H. Johnson	Director	September 22, 2025
Paul H. Johnson

/s/ Christopher Kiper	Director	September 22, 2025
Christopher Kiper

/s/ Matthew Korenberg	Director	September 22, 2025
Matthew Korenberg

/s/ Nelson Obus	Director	September 22, 2025
Nelson Obus

/s/ Joshua E. Schechter	Director	September 22, 2025
Joshua E. Schechter